Hamden, CT Resident Joins Bankwell Financial Group Board

The Board of Directors of Bankwell Financial Group, the holding company for Bankwell Bank, has announced that Hamden resident Carl M. Porto joined the Company's and Bank's Boards on July 29, 2015.
Mr. Porto is an attorney and Managing Principal in the law firm of Parrett, Porto, Parese & Colwell, Professional Corporation, with offices in Hamden and Guilford.
Blake Drexler, Chairman of Bankwell Financial Group, notes, "Bankwell is very pleased to have Carl join our board.  In addition to his knowledge of community banking, I am confident that Carl's experience and leadership in New Haven will further strengthen our ability to effectively grow the bank in that market."
Mr. Porto was formerly on the board of The Bank of New Haven and Citizens Bank of Connecticut and Citizens Bank of Rhode Island. He is a member of the Connecticut Bar Association and the New Haven County Bar Association.  He received a B.A. from Boston University and a J.D. from the University of Connecticut School of Law.
Mr. Porto resides with his wife in Hamden.
About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking and lending needs of residents and businesses throughout Fairfield and New Haven Counties in Connecticut.  For more information about this press release, interested parties can contact Christopher R. Gruseke, CEO or Ernest J. Verrico, CFO of Bankwell Financial Group at (203) 972-3838.
For more information, visit www.mybankwell.com